Exhibit 15(ii)

                                    EXHIBIT A

                            Class of Shares 12b-1 Fee
                            --------------- ---------



Mentor Growth Portfolio                     B                       0.75%
Mentor Capital Growth Portfolio             B                       0.75%
Mentor Strategy Portfolio                   B                       0.75%
Mentor Income and Growth Portfolio          B                       0.75%
Mentor Perpetual Global Portfolio           B                       0.75%
Mentor Quality Income Portfolio             B                       0.50%
Mentor Municipal Income Portfolio           B                       0.50%
Mentor Short-Duration Income Portfolio      B                       0.30%
Mentor Balanced Portfolio                   B                       0.75%
Mentor Growth Opportunities Portfolio       B                       0.75%
Mentor High Income Portfolio                B                       0.50%
Mentor Asset Allocation Portfolio           B                       0.75%
Mentor Inst. U.S. Gov. MM Portfolio         Retail                  0.38%
Mentor Institution MM Portfolio             Retail                  0.38%


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